EXHIBIT 10.3

                    WERNER ENTERPRISES, INC.
              NAMED EXECUTIVE OFFICER COMPENSATION


     On February 8, 2007, the Compensation Committee (the "Committee") of the Board of Directors of Werner Enterprises, Inc. (the "Company") approved an increase to the base salary for Mr. Gregory L. Werner. In connection with his promotion to Chief Executive Officer and additional responsibilities, his base salary has been established at $720,000 per year, effective February 9, 2007, as disclosed on the Company's previously filed Form 8-K dated February 9, 2007.